Exhibit 99.1

Vertex Announces Third Quarter 2020 Financial Results

KING OF PRUSSIA, PA – November 10, 2020: Vertex, Inc. (Nasdaq: VERX) (“Vertex” or the “Company”), a leading provider of tax technology and services, today announced financial results for its third quarter ended September 30, 2020.

“Vertex delivered strong third quarter results across many of our key metrics,” said David DeStefano, Chief Executive Officer.  “As digital transformation continues to accelerate, so does the scale and complexity of our customers’ tax operations supporting these initiatives.  We experienced solid revenue growth and accelerated cloud adoption among new and existing customers.  Our strong financial results underscore the value that Vertex brings to our customers every day, and the confidence in our solutions to help them meet the challenges ahead. Despite economic uncertainties, we continue to accelerate investments to pursue growth opportunities, while still delivering strong financial performance.”

Third Quarter 2020 Financial Results

●	Total revenue of $94.6 million, up 14.8% year-over-year.
●	Software subscription revenue of $79.8 million, up 12.3% year-over-year.
●	Annual Recurring Revenue (“ARR”) of $306.5 million, up 15.4% year-over-year.
●	Net Revenue Retention Rate (“NRR”) was 108%, which was consistent with last quarter and down slightly from 109% from the third quarter of 2019.
●	GAAP operating loss of $50.0 million, compared to GAAP operating income of $12.3 million for the same period last year. Non-GAAP operating income of $19.8 million, compared to non-GAAP operating income of $17.3 million for the same period last year.
●	GAAP net loss was $21.0 million, compared to a GAAP net income of $11.9 million for the same period last year. GAAP net loss per basic and diluted Class A and Class B share was $(0.15), compared to a GAAP net income per basic and diluted Class A and Class B share of $0.10 per share, respectively for the same period last year.
●	Non-GAAP net income was $21.6 million, compared to a Non-GAAP net income of $16.9 million for the same period last year. Non-GAAP net income per diluted Class A and Class B share was $0.15 as compared to $0.14 for the same period last year
●	Adjusted EBITDA of $22.5 million, up 14.7% year-over-year. Adjusted EBITDA margin of 23.8% was consistent on a year-over-year basis.
●	Cash flow from operations for the third quarter of 2020 was $(0.7) million as compared to $12.9 million for the same period in 2019. Free cash flow for the third quarter of 2020 was $15.8 million, up from $3.7 million in the third quarter of 2019.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents is included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

Recent Business Highlights

●	Accelerated growth in cloud-based solutions through new sales and new customer acquisition as compared to the third quarter of 2019.
●	Extended our technology ecosystem with new integrations supporting OroCommerce, one of the leading B2B ecommerce platforms; with Concur® Invoice from SAP Concur, one of the world’s leading brand for integrated travel, expense and invoice management solutions; and certified integration with Acumatica, a cloud ERP provider focused on mid-market.
●	Expanded our relationship with BDO to provide services to members of the BDO Alliance USA program, a nationwide association of independently owned local and regional accounting, consulting and service firms

●	Delivered new and expanded tax content to increase coverage in Brazil and support VAT COVID-19 changes around the world; and enhanced content for the leasing, retail and food and beverage industries in North America.

Financial Outlook

For the fourth quarter of 2020, the Company currently expects:

●	Total revenue in the range of $93 million to $95 million representing growth of 8.0% to 10.4%
●	Adjusted EBITDA to be in the range of $18.5 to $19.5 million, representing an increase of 8.0% to 13.8%

For the full year 2020, the Company currently expects:

●	Total revenue in the range of $368 million to $370 million, representing annual growth of 14.5% to 15.1%.
●	Adjusted EBITDA in the range of $78.0 million to $79.0 million, representing annual growth of 14.9% to 16.3%.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, public offering related charges, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, IPO costs, income tax (benefit) expense from S to C Corporation conversion and other items. The unavailable information could have a significant impact on the Company’s GAAP financial results.

The foregoing forward-looking statements reflect Vertex’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. Vertex does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of historical and forward-looking non-GAAP measures to the nearest corresponding GAAP measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will host a conference call to discuss the third quarter 2020 financial results on November 11, 2020 at 8:30 a.m. ET. The conference call can be accessed live over the phone by dialing 1-877-407-4018, or for international callers 1-201-689-8471. A replay will be available from 11:30 a.m. ET on November 11, 2020, through November 25, 2020, by dialing 1-844-512-2921, or for international callers 1-412-317-6671. The replay passcode will be 13712106.

The call will also be webcast live from Vertex’s investor relations website at https://ir.vertexinc.com. Following the completion of the call, a recorded replay of the webcast will be available on the website.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax software and solutions. The company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides cloud-based and on-premise solutions that can be tailored to specific industries for every major line of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex employs over 1,100 professionals and serves companies across the globe. More information can be found at www.vertexinc.com.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: potential effects on our business of the COVID-19 pandemic; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to maintain and expand our strategic relationships with third parties; and the other factors described under the heading “Risk Factors” of our final prospectus filed with the Securities and Exchange Commission (“SEC”) on July 30, 2020, in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and the Company’s subsequent filings with the SEC. Copies of each filing may be obtained from the Company or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue

We derive the vast majority of our revenue from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenue in order to evaluate the health of our business. Because we recognize subscription revenue ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is calculated based on monthly recurring revenue (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes customers with MRR at the end of the last month of the measurement period.

Net Revenue Retention Rate

We believe that our NRR provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenue lost from departing customers or customers who have downgraded as well as any revenue expansion from upgrades, cross sells or upsells of our software.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, each of which are non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to such measure’s most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the financial statements included in our Quarterly Report on Form 10-Q to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense and depreciation and amortization of capitalized software costs, for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense and the depreciation and amortization of capitalized software costs included in cost of revenue for the respective periods.
●	Non-GAAP gross margin is determined by adding back to GAAP gross margin the impact of stock-based compensation expense and depreciation and amortization of capitalized software costs included in cost of revenues as a percentage of revenue for the respective periods.
●	Non-GAAP research and development expense, non-GAAP selling and marketing expense and non-GAAP general and administrative expenses are determined by adding back to GAAP research and development expense, GAAP selling and marketing expense and GAAP general and administrative expense, the stock-based compensation expense and severance expense included in the applicable expense categories for the respective periods.
●	Non-GAAP operating income is determined by adding back to GAAP operating income (loss) the stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangibles, and severance costs included for the respective periods.
●	Non-GAAP net income is determined by adding back to GAAP net income (loss) the depreciation and amortization of capitalized software costs and acquired intangibles, stock-based compensation expense, the impact of converting from an S- to a C-Corporation and severance costs included for the respective periods.
●	Non-GAAP net income per diluted share of Class A and Class B share is determined by dividing non-GAAP net income by the respective weighted average shares outstanding, inclusive of the impact of options to purchase such common stock, for each class of stock.
●	Adjusted EBITDA is determined by adding back to GAAP net income (loss) the net interest expense, taxes, depreciation and amortization of property and equipment, capitalized software costs and acquired intangibles, stock-based compensation expense, severance cost and IPO costs included for the respective periods.
●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.
●	Free cash flow is determined by adjusting net cash provided by (used in) operating activities by cash used for the redemption of stock appreciation rights redeemed in connection with the offering, purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc.

Condensed Consolidated Balance Sheets

As of December 31, 2019 and September 30, 2020 (unaudited)

(Amounts in thousands)

	September 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$270,271	$75,903
Funds held for customers	8,745	7,592
Accounts receivable, net of allowance of $7,567 (unaudited), and $7,515, respectively	66,789	70,367
Advances to stockholders	2	283
Prepaid expenses and other current assets	16,001	11,412
Total current assets	361,808	165,557
Property and equipment, net of accumulated depreciation	55,935	54,727
Capitalized software, net of accumulated amortization	32,619	32,075
Goodwill	18,667	—
Deferred commissions	10,372	11,196
Deferred income tax asset	32,440	219
Deposits and other assets	3,093	849
Total assets	$514,934	$264,623

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$1,179	$50,804
Accounts payable	11,828	10,729
Accrued expenses	15,014	13,308
Distributions payable	—	13,183
Customer funds obligations	8,711	7,553
Accrued salaries and benefits	20,276	15,195
Accrued variable compensation	16,154	22,237
Deferred compensation, current	3,220	8,935
Deferred revenue	185,445	191,745
Deferred rent and other	908	840
Future acquisition commitment, current	780	—
Total current liabilities	263,515	334,529
Deferred compensation, net of current portion	2,156	18,530
Deferred revenue, net of current portion	12,095	14,046
Long-term debt, net of current portion	329	682
Future acquisition commitment, net of current portion	9,485	—
Deferred other liabilities	8,793	9,268
Total liabilities	296,373	377,055
Commitments and contingencies (Note 11)
Options for redeemable shares	—	17,344
Stockholders' equity (deficit):
Preferred shares, $0.001 par value, 30,000 and 0 shares authorized, respectively; 0 and 0 shares issued and outstanding, respectively	—	—
Class A voting common stock, $0.001 par value, 0 and 600 shares authorized, respectively; 0 and 300 shares issued, respectively; 0 and 147 shares outstanding, respectively	—	—
Class B non-voting common stock, $0.001 par value, 0 and 299,400 shares authorized, respectively; 0 and 162,297 shares issued, respectively; 0 and 120,270 shares outstanding, respectively	—	54
Class A voting common stock, $0.001 par value, 300,000 and 0 shares authorized, respectively; 25,688 and 0 shares issued and outstanding, respectively	26	—
Class B voting common stock, $0.001 par value, 150,000 and 0 shares authorized, respectively; 120,417 and 0 shares issued and outstanding, respectively	120	—
Additional paid in capital	200,722	—
Retained earnings (accumulated deficit)	21,696	(90,701)
Accumulated other comprehensive loss	(4,003)	(491)
Treasury stock	—	(38,638)
Total stockholders' equity (deficit)	218,561	(129,776)
Total liabilities and equity	$514,934	$264,623

Vertex, Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

For the three and nine months ended September 30, 2019 and 2020 (unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019

	(unaudited)		(unaudited)
Revenues:
Software subscriptions	$79,778	$71,041	$232,844	$202,692
Services	14,827	11,398	42,277	32,736
Total revenues	94,605	82,439	275,121	235,428
Cost of revenues:
Software subscriptions	29,161	18,647	79,846	56,490
Services	18,807	8,786	49,329	23,616
Total cost of revenues	47,968	27,433	129,175	80,106
Gross profit	46,637	55,006	145,946	155,322
Operating expenses:
Research and development	16,501	7,271	43,197	22,049
Selling and marketing	29,423	15,830	78,300	49,164
General and administrative	48,043	17,263	123,437	49,358
Depreciation and amortization	2,735	2,311	8,109	6,528
Other operating (income) expense, net	(60)	4	154	472
Total operating expenses	96,642	42,679	253,197	127,571
Income (loss) from operations	(50,005)	12,327	(107,251)	27,751
Other (income) expense:
Interest income	(79)	(251)	(535)	(775)
Interest expense	1,875	503	3,959	1,579
Total other expense, net	1,796	252	3,424	804
Income (loss) before income taxes	(51,801)	12,075	(110,675)	26,947
Income tax (benefit) expense	(30,773)	175	(31,508)	600
Net (loss) income	(21,028)	11,900	(79,167)	26,347
Other comprehensive loss from foreign currency translation adjustments and revaluations, net of tax	238	174	3,512	176
Total comprehensive income (loss)	$(21,266)	$11,726	$(82,679)	$26,171
Net (loss) income attributable to Class A stockholders, basic	$(2,751)	$22	$(2,427)	$21
Net (loss) income per Class A share, basic	$(0.15)	$0.10	$(0.40)	$0.16
Weighted average Class A common stock, basic	18,124	225	6,129	134
Net (loss) income attributable to Class A stockholders, diluted	$(2,751)	$373	$(2,427)	$826
Net (loss) income per Class A share, diluted	$(0.15)	$0.10	$(0.40)	$0.21
Weighted average common Class A stock, diluted	18,124	3,893	6,129	3,898
Net (loss) income attributable to Class B stockholders, basic	$(18,277)	$11,878	$(76,740)	$26,326
Net (loss) income per Class B share, basic	$(0.15)	$0.10	$(0.64)	$0.22
Weighted average common Class B stock, basic	120,417	120,417	120,417	120,417
Net (loss) income attributable to Class B stockholders, diluted	$(18,277)	$11,527	$(76,740)	$25,521
Net (loss) income per Class B share, diluted	$(0.15)	$0.10	$(0.64)	$0.21
Weighted average common Class B stock, diluted	120,417	120,417	120,417	120,417

Vertex, Inc.

Condensed Consolidated Statements of Cash Flows

For the nine months ended September 30, 2019 and 2020 (unaudited)

(Amounts in thousands)

	Nine Months Ended
	September 30,
	2020	2019

	(unaudited)
Cash flows from operating activities:
Net (loss) income	$(79,167)	$26,347
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	23,586	18,152
Provision for subscription cancellations and non-renewals	52	(27)
Amortization of deferred financing costs	356	199
Write-off of deferred financing costs	1,351	—
Stock-based compensation expense	140,890	3,930
Deferred income taxes	(32,004)	—
Redemption of Converted SARs	(22,889)	—
Other	86	51
Changes in operating assets and liabilities:
Accounts receivable	4,143	3,010
Advances to stockholders	281	115
Prepaid expenses and other current assets	(4,613)	(1,379)
Deferred commissions	824	(253)
Accounts payable	1,193	128
Accrued expenses	1,382	(1,767)
Accrued and deferred compensation	(5,399)	(4,197)
Deferred revenue	(8,251)	1,053
Other	(1,777)	437
Net cash provided by operating activities	20,044	45,799
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(12,318)	—
Property and equipment additions	(14,982)	(13,315)
Capitalized software additions	(9,246)	(12,345)
Net cash used in investing activities	(36,546)	(25,660)
Cash flows from financing activities:
Net increase in customer funds obligations	1,158	1,223
Proceeds from line of credit	12,500	—
Principal payments on line of credit	(12,500)	—
Proceeds from long-term debt	175,000	—
Principal payments on long-term debt	(226,029)	(4,339)
Payments for deferred financing costs, net	(2,436)	—
Proceeds from issuance of shares in connection with Offering	423,024	—
Payments for offering costs	(6,222)	—
Payments for taxes on exercised options	(11,999)	(184)
Proceeds from exercise of stock options	6,023	68
Distributions to stockholders	(146,084)	(22,252)
Net cash provided by (used in) financing activities	212,435	(25,484)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(412)	(176)
Net increase (decrease) in cash, cash equivalents and restricted cash	195,521	(5,521)
Cash, cash equivalents and restricted cash, beginning of period	83,495	59,174
Cash, cash equivalents and restricted cash, end of period	$279,016	$53,653
Reconciliation of cash, cash equivalents and restricted cash to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$270,271	$49,094
Restricted cash—funds held for customers	8,745	4,559
Total cash, cash equivalents and restricted cash, end of period	$279,016	$53,653

Vertex, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the three and nine months ended September 30, 2019 and 2020 (unaudited)

(Amounts in thousands)

	For the three months ended		For the nine months ended
	September 30		September 30
(in thousands)	2020	2019	2020	2019
Non-GAAP cost of revenues, software subscriptions	$17,512	$14,829	$50,495	$44,473
Non-GAAP cost of revenues, services	$9,577	$8,589	$28,610	$23,025
Non-GAAP gross profit	$67,516	$59,021	$196,016	$167,930
Non-GAAP gross margin	71.4%	71.6%	71.2%	71.3%
Non-GAAP research and development expense	$10,161	$7,140	$29,197	$21,656
Non-GAAP selling and marketing expense	$16,474	$15,569	$50,032	$48,380
Non-GAAP general and administrative expense	$18,410	$16,672	$57,294	$46,641
Non-GAAP operating income	$19,796	$17,325	$51,230	$44,253
Non-GAAP net income	$21,639	$16,898	$52,180	$42,849
Adjusted EBITDA	$22,531	$19,636	$59,339	$50,781
Adjusted EBITDA margin	23.8%	23.8%	21.6%	21.6%
Free cash flow	$15,778	$3,661	$18,705	$20,139
Free cash flow margin	16.7%	4.4%	19.8%	24.4%

Vertex, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the three and nine months ended September 30, 2019 and 2020 (unaudited)

(Amounts in thousands)

	For the three months ended		For the nine months ended
	September 30		September 30
(in thousands)	2020	2019	2020	2019
Non-GAAP Cost of Revenue:
Cost of revenues, software subscriptions	$29,161	$18,647	$79,846	$56,490
Stock-based compensation	(6,342)	(131)	(14,002)	(393)
Depreciation and amortization - cost of subscription revenues	(5,307)	(3,687)	(15,349)	(11,624)
Non-GAAP cost of revenues, software subscriptions	$17,512	$14,829	$50,495	$44,473

Cost of revenues, services	$18,807	$8,786	$49,329	$23,616
Stock-based compensation	(9,230)	(197)	(20,719)	(591)
Non-GAAP cost of revenues, services	$9,577	$8,589	$28,610	$23,025

Non-GAAP Gross Profit:
Gross Profit	$46,637	$55,006	$145,946	$155,322
Stock-based compensation	15,572	328	34,721	984
Depreciation and amortization of capitalized software	5,307	3,687	15,349	11,624
Non-GAAP gross profit	$67,516	$59,021	$196,016	$167,930

Non-GAAP Gross Margin:
Gross margin	49.3%	66.7%	53.0%	66.0%
Stock-based compensation as a percentage of revenue	16.5%	0.4%	12.6%	0.4%
Depreciation and amortization - cost of subscription revenues as a percentage of revenue	5.6%	4.5%	5.6%	4.9%
Non-GAAP gross margin	71.4%	71.6%	71.2%	71.3%

Non-GAAP Research and Development Expense:
Research and development	$16,501	$7,271	$43,197	$22,049
Stock-based compensation	(6,340)	(131)	(14,000)	(393)
Non-GAAP research and development expense	$10,161	$7,140	$29,197	$21,656

Non-GAAP Selling and Marketing Expense:
Selling and marketing	$29,423	$15,830	$78,300	$49,164
Amortization of acquired intangibles - selling and marketing expense	(128)	—	(128)	—
Stock-based compensation	(12,821)	(261)	(28,140)	(784)
Non-GAAP selling and marketing	$16,474	$15,569	$50,032	$48,380

Non-GAAP General and Administrative Expense:
General and administrative	$48,043	$17,263	$123,437	$49,358
Stock-based compensation	(29,561)	(590)	(64,029)	(1,769)
Severance charges	(72)	(1)	(2,114)	(948)
Non-GAAP general and administrative	$18,410	$16,672	$57,294	$46,641

Vertex, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the three and nine months ended September 30, 2019 and 2020 (unaudited)

(Amounts in thousands)

	For the three months ended		For the nine months ended
	September 30		September 30
(dollars in thousands)	2020	2019	2020	2019
Non-GAAP Operating Income:
Income (loss) from operations	$(50,005)	$12,327	$(107,251)	$27,751
Stock-based compensation	64,294	1,310	140,890	3,930
Severance expense	72	1	2,114	948
Amortization of acquired intangibles - selling and marketing expense	128	—	128	—
Depreciation and amortization - cost of subscription revenues	5,307	3,687	15,349	11,624
Non-GAAP operating income	$19,796	$17,325	$51,230	$44,253

Reconciliation of Non-GAAP Net Income:
Net (loss) income	$(21,028)	$11,900	$(79,167)	$26,347
Stock-based compensation	64,294	1,310	140,890	3,930
Severance charges	72	1	2,114	948
Amortization of acquired intangibles - selling and marketing expense	128	—	128	—
Depreciation and amortization - cost of subscription revenues	5,307	3,687	15,349	11,624
Impact of S- to C-corporation conversion	(27,134)	—	(27,134)	—
Non-GAAP net income (loss)	$21,639	$16,898	$52,180	$42,849

Adjusted EBITDA and Adjusted EBITDA Margin

	For the three months ended		For the nine months ended
	September 30		September 30
(dollars in thousands)	2020	2019	2020	2019
Adjusted EBITDA:
Net (loss) income	$(21,028)	$11,900	$(79,167)	$26,347
Interest, net	1,796	252	3,424	804
Income tax (benefit) expense	(30,773)	175	(31,508)	600
Depreciation and amortization – cost of subscription revenues	5,307	3,687	15,349	11,624
Amortization of acquired intangibles - selling and marketing expense	128	—	128	—
Depreciation and amortization	2,735	2,311	8,109	6,528
Stock-based compensation	64,294	1,310	140,890	3,930
Severance charges	72	1	2,114	948
Adjusted EBITDA	$22,531	$19,636	$59,339	$50,781
Adjusted EBITDA Margin:
Total revenues	$94,605	$82,439	$275,121	$235,428
Adjusted EBITDA margin	23.8%	23.8%	21.6%	21.6%

Investor Contact:
Ankit Hira or Ed Yuen
Solebury Trout for Vertex, Inc.
ir@vertexinc.com
610.312.2890

Media Contact:

Tricia Schafer-Petrecz

Vertex, Inc.

tricia.schafer-petrecz@vertexinc.com

484.595.6142